Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
WilliamLowe@KEMET.com
864-963-6484

KEMET Corporation Announces Secondary Offering by Selling Securityholder

Greenville, South Carolina (September 6, 2017) - KEMET Corporation (NYSE: KEM) (the “Company”) today announced a public secondary offering of 8,416,814 shares of its common stock.  The shares to be offered are subject to issuance upon exercise of a currently outstanding and exercisable warrant (the “Warrant”) held by the selling securityholder, K Equity, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., that would be sold to and exercised by UBS Investment Bank, the underwriter in connection with its sale of the underlying shares.  The Company would not receive any proceeds from the transaction, except for the underwriter’s payment of $1.04999 per share to the Company for the exercise of the Warrant.

UBS Investment Bank will act as sole book running manager for the offering.

A registration statement relating to these shares of common stock has been declared effective by the Securities and Exchange Commission.  The offering is being made only by means of the written base prospectus and prospectus supplement that formed part of the effective registration statement.  A copy of the prospectus related to the offering may be obtained by contacting:

UBS Securities LLC

Attn: Prospectus Department

1285 Avenue of the Americas

New York, NY 10019

Telephone: +1-888-827-7275

Email: ol-prospectus-request@ubs.com

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no

2835 KEMET Way, Simpsonville, SC 29681 USA

864.963.6300 www.kemet.com

obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) any failure of our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) any economic and demographic experience for our pension plans and other post-retirement benefit plans that is less favorable than our assumptions; (xxii) fluctuation in distributor sales could adversely affect our results of operations, and (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.